As filed with the Securities and Exchange Commission on June 17, 2004

Registration No. 333-105635

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective
Amendment No. 1
on
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCIAL NET LEASE REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)
56-1431377
(I.R.S. Employer Identification No.)

450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Telephone: (407) 265-7348
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Kevin B. Habicht, Chief Financial Officer
Commercial Net Lease Realty, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Telephone: (407) 265-7348
(Name, address, including zip code and telephone number,
including area code of agent for service)

Copies to:
John M. McDonald, Esq.
Shaw Pittman LLP
2300 N Street, N.W.
Washington, D.C. 20037
(202) 663-8000

Approximate date of commencement of proposed sale of the securities to the public:
From time to time following the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [X] 333-105635

     If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box. [ ]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

     The following exhibits, as noted, are filed herewith, previously have been filed, or will be filed by amendment.

Exhibit No.
(Per Exhibit
Tables in
Item 601 of
Regulation S-K)	Description

1.1	Form of Underwriting Agreement for Debt Securities*
1.2	Form of Underwriting Agreement for Equity Securities*
3.1	First Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement No. 333-64511 on Form S-3 and incorporated herein by reference).
3.2	Articles of Amendment to the First Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.6 to the Registrant’s Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference).
4.1	Specimen Certificate of Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 3.4 to the Registrant’s Registration Statement No. 1-11290 on Form 8-B, and incorporated herein by reference)
4.2	Form of Indenture dated March 25, 1998, by and among Registrant and First Union National Bank, Trustee, relating to $100,000,00 of 7.125% Notes due 2008. †
4.3	Form of Debt Security (included in Exhibit 4.2)
4.4	Form of Common Stock Warrant Agreement*
4.5	Form of Certificate for Preferred Stock*
4.6	Form of Deposit Agreement and Depositary Receipt*
5	Opinion of Shaw Pittman LLP, including consent †
8	Opinion of Shaw Pittman LLP regarding Tax Matters, including Consent †
12	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends *
23.1	Consent of KPMG LLP (filed herewith)
23.2	Consent of Shaw Pittman LLP (included in Exhibits 5 and 8)
24	Power of Attorney †
25	Statement of Eligibility of Trustee on Form T-1*

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities

†	Previously filed

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on June 17, 2004.

COMMERCIAL NET LEASE REALTY, INC. (Registrant)

By:	/s/ JAMES M. SENEFF, JR.

James M. Seneff, Jr. Chairman of the Board

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004.

Signature	Title

/s/ CRAIG MACNAB Craig Macnab	President and Chief Executive Officer (Principal Executive Officer)

/s/ KEVIN B. HABICHT* Kevin B. Habicht	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer) and Director

/s/ ROBERT A. BOURNE* Robert A. Bourne	Vice Chairman of the Board

/s/ CLIFFORD R. HINKLE* Clifford R. Hinkle	Director

/s/ RICHARD B. JENNINGS* Richard B. Jennings	Director

/s/ TED B. LANIER* Ted B. Lanier	Director

/s/ ROBERT C. LEGLER* Robert C. Legler	Director

Signature	Title

/s/ ROBERT MARTINEZ* Robert Martinez	Director

*By: /s/ JAMES M. SENEFF, JR. James M. Seneff, Jr.	Attorney-in-Fact

EXHIBITS

Exhibit No.	Document

1.1	Form of Underwriting Agreement for Debt Securities*
1.2	Form of Underwriting Agreement for Equity Securities*
3.1	First Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement No. 333-64511 on Form S-3 and incorporated herein by reference).
3.2	Articles of Amendment to the First Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.6 to the Registrant’s Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference).
4.1	Specimen Certificate of Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 3.4 to the Registrant’s Registration Statement No. 1-11290 on Form 8-B, and incorporated herein by reference)
4.2	Form of Indenture dated March 25, 1998, by and among Registrant and First Union National Bank, Trustee, relating to $100,000,00 of 7.125% Notes due 2008. †
4.3	Form of Debt Security (included in Exhibit 4.2)
4.4	Form of Common Stock Warrant Agreement*
4.5	Form of Certificate for Preferred Stock*
4.6	Form of Deposit Agreement and Depositary Receipt*
5	Opinion of Shaw Pittman LLP, including consent †
8	Opinion of Shaw Pittman LLP regarding Tax Matters, including Consent †
12	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends *
23.1	Consent of KPMG LLP (filed herewith)
23.2	Consent of Shaw Pittman LLP (included in Exhibits 5 and 8)
24	Power of Attorney †
25	Statement of Eligibility of Trustee on Form T-1*

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities

†	Previously filed